SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2009 (June 3, 2009)

U-STORE-IT TRUST

(Exact name of registrant as specified in its charter)

Maryland	001-32324	20-1024732
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

460 East Swedesford Road, Suite 3000 Wayne, PA		19087
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (610) 293-5700

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

Attached as Exhibit 99.1 to this Current Report on Form 8-K is an updated version of U-Store-It Trust’s (the “Company”) investor presentation, which may be used in presentations to investors from time to time. The information in this report shall not be treated as filed for purposes of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any disclosure document of the Company, except as shall be expressly set forth by specific reference in such document.

The Company believes that certain statements in the information attached as Exhibit 99.1 may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are made on the basis of management’s views and assumptions regarding future events and business performance as of the time the statements are made. Actual results may differ materially from those expressed or implied. Information concerning factors that could cause actual results to differ materially from those in forward-looking statements is contained from time to time in the Company’s filings with the Securities and Exchange Commission.

Item 9.01. Financial Statements and Exhibits.

(d)                                 Exhibits. The following exhibit relating to Item 7.01 shall be deemed to be furnished, and not filed as part of this report:

Exhibit No.	Description

99.1	U-Store-It Investor Presentation

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U-STORE-IT TRUST

Date: June 3, 2009	By:	/s/ Timothy M. Martin
Timothy M. Martin
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	U-Store-It Investor Presentation